EXHIBIT 10.36

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     AMENDMENT (the "Amendment"), effective as of August 17, 2004, to the employment agreement, dated as of August 18, 2003 (the "Agreement"), between REVLON CONSUMER PRODUCTS CORPORATION ("RCPC" and together with its parent Revlon, Inc. and its subsidiaries, the "Company") and Thomas E. McGuire (the "Executive").

     RCPC wishes to continue the employment of the Executive with the Company, and the Executive wishes to accept continued employment with the Company on the terms and conditions set forth in the Agreement, as amended by this Amendment (capitalized terms used herein without definition being used with the meanings ascribed to them in the Agreement). Accordingly, RCPC and the Executive hereby amend the Agreement, effective as of August 17, 2004, as follows:

     1. The first sentence of Section 3.2(b) of the Agreement, which defines the "Retention Incentive" as a payment from the Company to the Executive of $600,000 gross, less applicable taxes and withholdings, is hereby amended by changing the date by which the Company would provide the Executive with such a Retention Incentive, from within one year of the Executive's employment start date (August 17, 2004) to a date that is not later than December 31, 2004.

     2. The second to last sentence of Section 3.7(a) of the Agreement, which refers to the Executive's relocation from the Atlanta area to the New York metropolitan area, is hereby amended to allow the Executive an additional 12 months to sell his home in the Atlanta area (from August 18, 2004 until August 18, 2005) and an additional 12 months to complete his relocation to the New York metropolitan area (from October 18, 2004 until October 18, 2005). The last sentence of Section 3.7(a) of the Agreement is also amended such that the Company agrees that it will extend the period that it will provide reasonable corporate housing for the Executive from August 17, 2004 up to December 31, 2004.

     3. Except as expressly modified by this Amendment, all provisions of the Agreement shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the provisions of the Agreement or any other plan, policy, contract, arrangement or agreement between Executive and the Company, the terms of this Amendment shall be controlling.

     IN WITNESS WHEREOF, the parties have executed this Amendment on December 17, 2004.

                                       REVLON CONSUMER PRODUCTS CORPORATION

                                       By: /s/ Jack L. Stahl
                                           -------------------------------------
                                           Jack L. Stahl
                                           President and Chief Executive Officer


                                           /s/ Thomas E. McGuire
                                           -------------------------------------
                                           Thomas E. McGuire

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